SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 27, 2011 (December 23, 2011)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtor Entities”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Chapter 11 Cases”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under chapter 11 of the Bankruptcy Code and, consequently, will continue to operate their businesses in the ordinary course.

The Chapter 11 Cases were filed in accordance with a Restructuring Support Agreement (the “Support Agreement”), dated November 7, 2011, as amended (the “Amended and Restated Support Agreement”) among Dynegy, DH and certain holders (the “Consenting Noteholders”) of an aggregate in excess of $1.4 billion of DH’s $3,370.3 million aggregate principal amount of outstanding unsecured notes and debentures comprised of: 8.75% senior unsecured notes due February 15, 2012, 7.5% senior unsecured notes due June 1, 2015, 8.375% senior unsecured notes due May 1, 2016, 7.75% senior unsecured notes due June 1, 2019, 7.125% senior debentures due May 15, 2018 and 7.625% senior debentures due October 15, 2026 (collectively, the “Old Notes”). The Debtor Entities’ proposed financial restructuring (the “Restructuring”), as outlined in the Support Agreement and the restructuring term sheet attached thereto (the “Term Sheet”), has the support of the Consenting Noteholders.

As also previously disclosed, on December 9, 2011, Dynegy, DH and certain holders of DH’s unsecured notes and debentures (as described above) entered into an amendment to the Support Agreement whereby the initial deadline under the Support Agreement for finalizing documentation with respect to the Debtor Entities’ proposed financial restructuring (the “Restructuring”) was extended from December 7, 2011 until December 14, 2011.   On December 16, 2011, Dynegy, DH and certain holders of DH’s outstanding unsecured notes and debentures (as described above) entered into a further amendment to the Support Agreement whereby the deadline under the Support Agreement for finalizing documentation with respect to the Restructuring was extended until December 22, 2011. On December 22, 2011, the parties reached agreement on a finalized Description of Notes and Certificate of Designation (discussed further below).

On December 26, 2011, Dynegy, DH and certain holders (the “Signatory Noteholders”) of an aggregate in excess of $1.8 billion of DH’s unsecured notes and debentures (as described above) as well as subordinated bonds entered into an Amended and Restated Restructuring Support Agreement (the “Amended and Restated Support Agreement”), further modifying the Support Agreement.

Pursuant to the Amended and Restated Support Agreement, the Signatory Noteholders agree, subject to the terms and conditions contained in the Amended and Restated Support Agreement, to (i) vote their claims under the Old Notes in favor of the Restructuring and not revoke such vote; (ii) not object to the Restructuring; (iii) not initiate legal proceedings inconsistent with or that would prevent, frustrate or delay the Restructuring; (iv) not solicit, support, formulate, entertain, encourage or engage in discussions or negotiations, or enter into any agreements relating to, any alternative restructuring; and (v) not solicit, encourage, or direct any person or entity, including the indenture trustee under the indenture for the Old Notes, to undertake any such action.  Additionally, the Signatory Noteholders agree not to transfer their claims (the “Noteholder Claims”), except to parties who also agree to be bound by the Amended and Restated Support Agreement, subject to certain exceptions. Subject to their respective fiduciary duties, Dynegy and DH agree to use their reasonable best efforts to (i) support and complete the Restructuring, (ii) take all necessary and appropriate actions in furtherance of the Restructuring and the transactions related thereto, (iii) complete the Restructuring and all transactions related thereto within the time-frames outlined in the Support Agreement, (iv) obtain all required governmental, regulatory and/or third-party approvals for the Restructuring and (v) take no actions inconsistent with the Amended and Restated Support Agreement or the confirmation and consummation of the chapter 11 plan (the “Plan”).

The Amended and Restated Support Agreement may be terminated if (among other things): (i) the Bankruptcy Court has not entered an order approving the disclosure statement related to the Plan (the “Disclosure Statement”) by March 15, 2012; (ii) the Bankruptcy Court has not entered an order confirming the Plan by June 15, 2012; (iii) the Plan has not become effective by August 1, 2012.  In addition to the termination events described above, including item (i) above under which a Signatory Noteholder may terminate in its individual capacity, a Signatory Noteholder may, in its individual capacity terminate its obligations under the Amended and Restated Support Agreement if (i) any examiner finds that any member of DH’s board of directors was more likely than not to have committed acts of fraud, willful misconduct, breach of fiduciary duty or any other act which would likely make them unable to satisfy the standards set out in Section 1129(a)(5)(A)(ii) of the Bankruptcy Code; or (ii) any modification is made to any Plan Related Document (as defined in the Amended and Restated Support Agreement) that is inconsistent in any material respect with the Plan Related Documents approved by each Signatory Noteholder as of December 26, 2011.

The parties to the Amended and Restated Support Agreement agree to modify other documents related to the Restructuring (the “Plan Related Documents”), among other things, to provide (i) that the holders of subordinated notes shall received an allowed claim of $0.35 for every dollar of claims and (ii) that the aggregate principal amount of Dynegy’s 11% new secured notes due 2018 issued pursuant to a new secured notes indenture be increased by $15,000,000.

This summary of the Amended and Restated Support Agreement and Term Sheet is qualified in its entirety by the full text of the Amended and Restated Support Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                                           Other Events.

As previously disclosed, on December 1, 2011, Dynegy Inc. and DH (together with Dynegy, the “Plan Proponents”) filed a Chapter 11 Plan of Reorganization (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”) for DH with the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”). As contemplated by the Plan and the Disclosure Statement, on December 23, 2011, the Plan Proponents filed (i) a Description of the Plan Secured Notes (the “Description of Notes”) as Exhibit C to the Plan and (ii) a Certificate of Designation setting forth the terms of the preferred stock to be issued pursuant to the Plan (the “Certificate of Designation”) as Exhibit D to the Plan.  The Description of Notes and the Certificate of Designation are attached hereto as Exhibits 99.2 and 99.3, respectively.

The Plan Proponents recommend that holders of claims against DH refer to the limitations and qualifications included in the Plan and the Disclosure Statement, as applicable, with respect to the information contained therein. Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of DH and the condition of DH’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims against or interests in DH to make an informed judgment about the Plan.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.  There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that DH’s stakeholders will approve the Plan, or that the Bankruptcy Court will confirm the Plan. DH will emerge from Chapter 11 if and when the Plan receives the requisite approval from holders of claims, an order confirming the Plan is entered by the Bankruptcy Court, and certain conditions to the effectiveness of the Plan, as stated therein, are satisfied.

The Description of Notes and the Certificate of Designation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Amended and Restated Support Agreement
99.2	Description of Plan Secured Notes, as Exhibit C to the Plan
99.3	Certificate of Designation for Plan Preferred Stock, as Exhibit D to the Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 27, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: December 27, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Amended and Restated Support Agreement
99.2	Description of Plan Secured Notes, as Exhibit C to the Plan
99.3	Certificate of Designation of Plan Preferred Stock, as Exhibit D to the Plan